THIRD AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

                             E*TRADE FUNDS ("TRUST")

      AGREEMENT, dated as of November 20, 2006 between E*TRADE Asset Management, Inc. ("Adviser") and E*TRADE Funds ("Trust") on behalf of each series listed on the attached Exhibit A as such Exhibit may be amended from time to time (each series is hereinafter referred to as a "Fund").

      WHEREAS, the Trust is a Delaware statutory trust organized pursuant to a Trust Instrument dated November 4, 1998, as amended from time to time ("Trust Instrument"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and each Fund is a series of the Trust; and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

      WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust, on behalf of each Fund, pursuant to prior Investment Advisory Agreements entered into from time to time;

      WHEREAS, the Trust wishes to continue to retain the Adviser to render investment advisory services to each Fund, and the Trust and Adviser desire to amend the prior investment advisory agreements between the parties.

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Adviser as follows:

      1. APPOINTMENT. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the supervision of the Trustees of the Trust, and for the periods and in the manner and on the terms and conditions set forth in this Agreement. The Adviser accepts such appointment for the compensation herein provided and agrees to furnish the services and to assume the obligations set forth in this Agreement commencing on its effective date.

      2. INVESTMENT ADVISORY DUTIES.

      (a) Subject to the supervision of the Board of Trustees of the Trust,  the
Adviser:

            (i) will have overall supervisory responsibility for the general management and investment of each Fund's assets and will provide a program of continuous investment management for each Fund in accordance with each Fund's investment objective, policies and limitations as stated in each Fund's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission

("SEC") and as the Prospectus and Statement of Additional Information may be amended or otherwise supplemented from time to time, copies of which shall be provided to the Adviser by the Trust;

            (ii) may, at its own expense (and subject to approval by the Board of Trustees and the investment objective, policies and limitations set forth in each Fund's Prospectus and Statement of Additional Information) select and contract with one or more investment sub-advisers (each a "Sub-Adviser"), who may be granted discretionary investment authority for all or a portion of the portfolio of any Fund, or materially modify or terminate any sub-advisory agreement; provided, that any sub-advisory agreement with a Sub-Adviser shall be in compliance with and approved as required by the 1940 Act or in accordance with exemptive relief granted by the SEC under the 1940 Act;

            (iii) will have full investment discretion to make all determinations with respect to the investment of a Fund's assets not then managed by a Sub-Adviser. In connection with the Adviser's responsibilities herein, the Adviser will assess each Fund's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Fund's assets among one or more current or new Sub-Advisers from time to time, as the Adviser deems appropriate, to enable each Fund to achieve its investment goals. In addition, the Adviser will monitor compliance of each Sub-Adviser with the investment objectives, policies and restrictions of any Fund (or portion of any Fund) under the management of such Sub-Adviser, and review and report to the Board of Trustees of the Trust on the performance of each Sub-Adviser;

            (iv) will furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trust such statistical information with respect to the assets or investments that a Fund (or portions of any Fund) may hold or contemplate purchasing as the Trust may reasonably request;

            (v) will apprise, or cause the appropriate Sub-Adviser(s) to apprise, the Trust of important developments materially affecting any Fund (or any portion of a Fund) that they advise and furnish the Trust, from time to time, with such information as may be appropriate for this purpose; and

            (vi) will furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, the Adviser agrees, and agrees to cause the appropriate Sub-Adviser(s), to furnish to the Board of Trustees of the Trust third-party data reporting services all currently available standardized performance information and other customary data.

      (b) In performing its investment management services to each Fund hereunder, the Adviser will provide each Fund with ongoing investment guidance, policy direction, including oral and written research, monitoring of all sub-advised portions of each Fund, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.


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

      (c) Subject to the approval of the Board of Trustees of the Trust, the Adviser shall have the authority to manage cash and money market instruments for cash flow purposes.

      (d) The Adviser will advise as to the securities, instruments, repurchase agreements, options and other investments and techniques that each Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of each Fund's portfolio. The Adviser will advise as to what portion of each Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

      (f) The Adviser further agrees that, in performing its duties hereunder, it will, and that the Sub-Advisory Agreements it enters into with any Sub-Adviser shall require that the Sub-Adviser will:

            (i) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code ("Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees. The Adviser also will provide, and will cause the Sub-Advisers to provide, to the Trust such information and assurances (including sub-certifications) as the Trust may reasonably request from time to time in order for the Trust to comply with its disclosure and reporting obligations imposed under applicable federal laws and regulations;

            (ii) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

            (iii) place orders for the purchase and sale of investment for each Fund directly with the issuer or with any broker or dealer in accordance with
(I) each Fund's investment objectives and investment program and all applicable policies and procedures described in each Fund's Prospectus and/or Statement of Additional Information, (II) any written policies and procedures adopted by the Trust regarding the such matters, and (III) with all applicable legal requirements;

            (iv) make available to the Trust's administrator ("Administrator"), any sub-administrator ("Sub-Administrator") and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to each Fund as may be required to assist the Administrator, the Sub-Administrator and the Trust in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding each Fund and any Sub-Adviser as they may reasonably request;

            (v) immediately notify the Trust in the event that the Adviser or any of its affiliates, or any Sub-Adviser or any of its affiliates: (I) becomes aware that it is subject to a statutory disqualification that prevents the Adviser or Sub-Adviser from serving as investment adviser pursuant to this Agreement or a Sub-Advisory Agreement; or (II) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory


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

authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser or any Sub-Adviser or any their affiliates that is not contained in the Trust's Registration Statement regarding each Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and

            (vi) in providing investment advice to each Fund, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Adviser or any Sub-Adviser seek to obtain any such information.

      (g) will promptly notify the Trust in writing of the occurrence of any of the following events:

            (i) the Adviser or a Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Adviser or such Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

            (ii) the Adviser or a Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

            (iii) the chief executive officer or controlling stockholder (or partners) of the Adviser or any Sub-Adviser or the portfolio manager of any Fund changes or there is otherwise an actual change in control or management of Adviser.

      3. FUTURES AND OPTIONS. The Adviser's investment authority shall include advice with regard to purchasing, selling, or covering open positions, and generally dealing in financial futures contracts and options thereon, or master funds which do so in accordance with those rule and regulations of the Commodity Futures Trading Commission ("CFTC") applicable to registered investment companies and their investment advisers.

            The Adviser's authority shall include authority to: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of each Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with any broker or dealer. The Adviser may, using such of the securities and other property in the Brokerage Accounts as the Adviser deems necessary or desirable, direct the custodian to deposit on behalf of each Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Adviser deems desirable or appropriate.

      4. SECTION 11 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. The Trust hereby agrees that any entity or person associated with Adviser that is a member of a national securities


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

exchange is authorized to effect any transaction on such exchange for the account of a Fund to the extent and as permitted by Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

      5. BROKERAGE TRANSACTIONS. The Adviser will, as appropriate, select broker-dealers to execute portfolio transactions for the Funds and will monitor each Sub-Adviser's selection and use of broker-dealers to execute portfolio transactions for the Funds. All purchase and sale orders will be placed with broker-dealers who are selected by the Adviser or the Sub-Adviser as able to provide "best execution" of such orders for the Funds. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Adviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of each Fund, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that may enhance the Adviser's research and portfolio management capability generally. It is further understood in accordance with
Section 28(e) of 1934 Act that the Adviser may use a broker whose commissions on transactions may exceed the commissions that another broker would have charged for effecting the transactions, provided that the Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of each Fund or the Adviser's overall responsibilities to the Adviser's discretionary accounts.

      6. DIRECTED BROKERAGE. Subject to the requirement to seek best price and execution, and to the appropriate policies and procedures approved by the Board of Trustees, the Trust reserves the right to direct the Adviser to cause Sub-Advisers to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to Section 7(b) of this Agreement ("Trust Expenses"); or (ii) finance activities that are primarily intended to result in the sale of Fund shares. At the discretion of the Trustees of the Trust, such resources may be used to pay or cause the payment of Trust Expenses or may be used to finance activities that are primarily intended to result in the sale of Fund shares.

      7. ALLOCATION OF CHARGES AND EXPENSES.

      (a) Except as otherwise specifically provided in this Section 7, the Adviser shall pay the compensation and expenses of all of its directors, officers and employees who serve as trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Adviser shall make available, without expense to each Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.


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

      (b) The Adviser shall not be required to pay pursuant to this Agreement any expenses of each Fund other than those specifically allocated to the Adviser in this Section 7. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of each Fund: organization and certain offering expenses of each Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to each Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of each Fund's Administrator, Sub-Administrator and Fund Accounting Agent or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of each Fund; the expenses of any master fund in which any Fund invests; payments to the Administrator, Sub-Administrator or Fund Accounting Agent for maintaining each Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by each Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of each Fund for sale; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of each Fund, or of entering into other transactions or engaging in any investment practices with respect to each Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to each Fund's business) of officers, Trustees and employees of the Trust who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning each Fund, or any committees thereof or advisers thereto.

      8. COMPENSATION.

      (a) As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Trust will arrange for each Fund to pay the Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to the amount of average daily net assets listed opposite each Fund's name in Exhibit A, attached hereto. The "average daily net assets" of each Fund shall mean the average of the values placed on each Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of each Fund is


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

determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if each Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of each Fund shall always be determined pursuant to the applicable provisions of the Trust Instrument and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 8, the value of the net assets of each Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of each Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of each Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this Section 8, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of each Fund as last determined (whether during or prior to such month). If each Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 8.

      (b) The Adviser shall reduce its compensation pursuant to this Section 8 by any Rule 12b-1 fees, service fees or revenue sharing payments that the Adviser or any of its affiliates receive from any underlying fund in which a Fund invests.

      (c) The Adviser shall be solely responsible for compensating any Sub-Adviser for performing any of the duties and obligations delegated to such Sub-Adviser, provided that the Adviser may request that the Trust directly pay to the Sub-Adviser the portion of the Adviser's compensation that the Adviser is obligated to pay to the Sub-Adviser. If the Trust agrees to such request, the compensation the Trust pays to the Adviser shall be reduced by amounts paid directly to any Sub-Adviser.

      9. BOOKS AND RECORDS. The Adviser agrees to maintain, and to cause each Sub-Adviser to maintain, such books and records with respect to its services to each Fund as are required by 1940 Act and the Advisers Act and the rules and regulations adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by the 1940 Act, the Advisers Act and the rules, regulations and legal provisions thereunder. The Adviser also agrees, and shall cause each Sub-Adviser to agree, that records the Adviser or any Sub-Adviser maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and Rule 204-2(c)(2) under the Advisers Act and otherwise in connection with its services under this Agreement are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Adviser further agrees that it will furnish, and will cause each Sub-Adviser to furnish, to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder or under any Sub-Advisory Agreement which may be requested in order to determine whether the operations of each Fund are being conducted in accordance with applicable laws and regulations.


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

      10. AGGREGATION OF ORDERS. Provided that the investment objective, policies and restrictions of each Fund are adhered to, the Trust agrees that the Adviser may aggregate sales and purchase orders of securities held in each Fund with similar orders being made simultaneously for other accounts managed by the Adviser or with accounts of the affiliates of the Adviser, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Trust acknowledges that the determination of such economic benefit to each Fund by the Adviser represents the Adviser's evaluation that each Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

      11. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by each Fund or the holders of each Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, each Fund or to holders of each Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement or otherwise for breach of this Agreement. As used in this Section 11, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to each Fund. Notwithstanding any other provision of this Agreement, the Adviser shall not be liable for any loss to each Fund caused directly or indirectly by circumstances beyond the Adviser's reasonable control including, but not limited to, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, earthquakes, floods or other catastrophes, acts of God, wars or failures of communication or power supply.

      12. SERVICES NOT EXCLUSIVE. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of each Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to each Fund hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for each Fund, it is understood that in light of its fiduciary duty to each Fund, such transactions will be executed on a basis that is fair and equitable to each Fund. In connection with purchases or sales of portfolio securities for the account of each Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Adviser provides any advice to its


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

clients concerning the shares of each Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or each Fund.

13. DURATION AND TERMINATION.

      (a) This Agreement shall continue for a period of two years from the date of commencement of such Fund as listed on Exhibit A hereto, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of each Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

      (b) Notwithstanding the foregoing, this Agreement may be terminated: (i) at any time without penalty by each Fund upon the vote of a majority of the Trustees or by vote of the majority of each Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (ii) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

      14. AMENDMENTS. This Agreement may be amended at any time but only by the mutual written agreement of the parties to this Agreement and in accordance with any applicable legal or regulatory requirements. Except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of that Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

      15. PROXIES. Unless the Trust gives written instructions to the contrary, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of each Fund may be invested in a manner which best serves the interests of each Fund's shareholders and in compliance with the Trust's proxy voting policies and procedures.

      16. USE OF "E*TRADE" NAME.

      (a) It is understood (including by any Sub-Adviser) that the name "E*TRADE" and any logo associated with that name, is the valuable property of E*TRADE Group, Inc., and that the Trust and Adviser have the right to include "E*TRADE" as a part of their name only so long as this Agreement shall continue in effect and the Adviser is a wholly owned subsidiary of the E*TRADE Group, Inc. Further, the Trust and the Adviser agree that: (i) they will use the name "E*TRADE" only as a component of the names of the Trust, each Fund and the Adviser, and for no other purposes; (ii) neither will purport to grant to any third party any rights in the name "E*TRADE"; (iii) at the request of E*TRADE Group, Inc., the Trust or the Adviser take such action as may be required to provide their consent to use of the name "E*TRADE" by E*TRADE Group, Inc. or any affiliate of E*TRADE Group, Inc., to whom E*TRADE Group, Inc. shall have granted the right to such use; and (iv) E*TRADE Group, Inc. may use or grant to others the right to use the name "E*TRADE", or any abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company.

      (b) Upon termination of this Agreement as to the Trust or its Fund, the Trust and the Adviser shall, upon request of E*TRADE Group, Inc., cease to use the name "E*TRADE" as part of the name of the Trust, each Fund or the Adviser, as applicable. In the event of any such request by E*TRADE Group, Inc. that use of the name "E*TRADE" shall cease, the Trust and the Adviser shall cause their officers, trustees, directors and stockholders to take any and all such actions which E*TRADE Group, Inc. may request to effect such request and to reconvey to E*TRADE Group, Inc. any and all rights to the name "E*TRADE."

      17. NOTICE. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this Section.

      18. MISCELLANEOUS.

      (a) This Agreement shall be governed by the laws of the State of California without regard to the conflicts of law provisions thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

      (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or each Fund.

      (e) All liabilities of the Trust hereunder are limited to the assets of each Fund and shall not be binding upon any Trustee, officer or shareholder of the Trust individually or upon any other series of the Trust.

      (f) This Agreement contains the entire understanding and agreement of the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of November 20, 2006.

                                             E*TRADE FUNDS


                                             By: /s/ Elizabeth Gottfried
                                                 ------------------------------
                                             Name: Elizabeth Gottfried
                                                   ----------------------------
                                             Title: President
                                                    ---------------------------

                                             E*TRADE ASSET MANAGEMENT, INC.


                                             By: /s/ Elizabeth Gottfried
                                                 ------------------------------
                                             Name: Elizabeth Gottfried
                                                   ----------------------------
                                             Title: Vice President
                                                    ---------------------------

                                    EXHIBIT A

NAME OF FUND                          ADVISORY FEE       DATE OF COMMENCEMENT
------------                          ------------       --------------------

E*TRADE Delphi Value Fund             0.85%              November 20, 2006

E*TRADE International Index Fund      0.25%              November 10, 2003

E*TRADE Kobren Growth Fund            0.60%              November 20, 2006

E*TRADE Russell 2000 Index Fund       0.15%              November 10, 2003

E*TRADE S&P 500 Index Fund            0.07%              November 10, 2003

E*TRADE Technology Index Fund         0.25%              September 15, 2003